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                                                                     Exhibit 4.5



                                    December 18, 1997

Lehman Brothers Inc.
3 World Financial Center
200 Vessey Street
New York, New York 10285

                  Re: Underwriting Agreement dated December 4, 1997 (the "Underwriting Agreement") between Advanta Mortgage Conduit Services, Inc. ("Advanta") and Lehman Brothers Inc. (as Representative of the Underwriters the "Representative")

Ladies and Gentlemen:

         Pursuant to the Underwriting Agreement, Advanta has undertaken certain financial obligations with respect to the indemnification of the Underwriter with respect to the Registration Statement, the Prospectus and the Prospectus Supplement described in the Designated Agreements. Any financial obligations of Advanta under the Underwriting Agreement, whether or not specifically enumerated in this paragraph, are hereinafter referred to as the "Joint and Several Obligations"; provided, however, that "Joint and Several Obligations" shall mean only the financial obligations of Advanta under the Underwriting Agreement (including the payment of money damages for a breach of any of Advanta's obligations under the Underwriting Agreement, whether financial or otherwise) but shall not include any obligations not relating to the payment of money.

         As a condition of their respective executions of the Underwriting Agreement, the Representative has required the undersigned, Advanta Mortgage Holding Company ("AMHC"), the parent corporation of Advanta, to acknowledge its joint-and-several liability with Advanta for the payment of the Joint and Several Obligations under the Underwriting Agreement.

         Now, therefore, the Underwriter and AMHC do hereby agree that:

         (i) AMHC hereby agrees to be absolutely and unconditionally jointly and severally liable with Advanta to the Representative for the payment of the Joint and Several Obligations under the Underwriting Agreement.

         (ii) AMHC may honor its obligations hereunder either by direct payment of any Joint and Several Obligations or by causing any Joint and Several Obligations to be paid to the Representative by Advanta or another affiliate of AMHC.

         Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Agreement.
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                                   Very truly yours,

                                   ADVANTA MORTGAGE HOLDING
                                     COMPANY


                                   By: /s/ Mark T. Dunsheath
                                       -----------------------
                                       Name: Mark T. Dunsheath
                                       Title: Vice President


CONFIRMED AND ACCEPTED,
as of the date first above written:

LEHMAN BROTHERS INC.
as Representative of the Underwriters


By:
    -----------------------------
    Name:
    Title:





                         [AMHC Guaranty - Underwriter]
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                                   Very truly yours,

                                   ADVANTA MORTGAGE HOLDING
                                     COMPANY


                                   By:
                                       -----------------------
                                       Name: Mark T. Dunsheath
                                       Title: Vice President


CONFIRMED AND ACCEPTED,
as of the date first above written:

LEHMAN BROTHERS INC.
as Representative of the Underwriters


By: /s/ William E. Lighten
    -----------------------------
    Name: William E. Lighten
    Title: Managing Director





                         [AMHC Guaranty - Underwriter]